UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

 LIGHTSTONE VALUE PLUS REIT I, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIGHTSTONE VALUE PLUS REIT I, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 8, 2025

To the Stockholders of Lightstone Value Plus REIT I, Inc.:

I am pleased to invite our stockholders to the 2025 Annual Meeting of Stockholders of Lightstone Value Plus REIT I, Inc., a Maryland corporation. The annual meeting will be held at 299 Park Avenue, New York, New York, 10171, at 9:30 a.m., Eastern Standard Time, on December 8, 2025.

At the meeting, you will be asked to:

●	elect four individuals to serve on the Board of Directors until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

●	conduct such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Our Board of Directors has fixed the close of business on September 30, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about this proposal or would like additional copies of the proxy statement, please contact: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701.

Whether you plan to attend the annual meeting and vote or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

You are cordially invited to attend the 2025 Annual Meeting of Stockholders. Your vote is important.

By Order of the Board of Directors,

Joseph Teichman
General Counsel and Secretary
Lakewood, New Jersey
October 1, 2025

LIGHTSTONE VALUE PLUS REIT I, INC.

PROXY STATEMENT

i

LIGHTSTONE VALUE PLUS REIT I, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (the “Board of Directors”) of Lightstone Value Plus REIT I, Inc., a Maryland corporation (which we refer to in this proxy statement as the “Company”), for use at the 2025 Annual Meeting of Stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701. This proxy statement, the accompanying proxy card and notice of annual meeting are first being mailed to our stockholders on or about October 10, 2025. The 2024 Annual Report on Form 10-K was previously mailed to our stockholders on or about April 15, 2025.

Our Annual Report on Form 10-K for the year ended December 31, 2024 and the exhibits thereto may be accessed online through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, stockholders may request a copy of our 2024 Annual Report by writing or telephoning us at the following address: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, telephone (866) 792-8700.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2025 Annual Meeting of Stockholders will be held on December 8, 2025, at 9:30 a.m., Eastern Standard Time. The meeting will be held at 299 Park Avenue, New York, New York, 10171.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

●	elect four individuals to serve on the Board of Directors until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

●	conduct such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The Board of Directors does not know of any matters that may be considered at the meeting other than the matters set forth in the items listed above.

Who can vote at the meeting?

Anyone who is a stockholder of record at the close of business on September 30, 2025, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting.

Note that Lightstone Value Plus REIT LLC, (the “Advisor”), which is our external advisor, owned 20,000 shares of our common stock as of the record date, will abstain from voting any shares in any vote for the election of directors. The Lightstone Group, LLC (the “Sponsor”) and the Advisor are affiliated with David Lichtenstein, one of our directors. Any shares owned by the Sponsor, the Advisor, or any of their affiliates will be excluded in determining the requisite percentage in interest of shares necessary to approve a matter on which they may not vote.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the meeting or any adjournment or postponement thereof.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

●	via the Internet at www.proxy-direct.com/;

●	by telephone, by calling toll free (800) 337-3503; or

●	by mail, using the pre-addressed, postage-paid envelope provided with this Proxy Statement.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone before the meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this proxy statement. You may also vote your shares at the meeting. If you attend the meeting, you may submit your vote in person, and any proxy that you authorized by mail, Internet or telephone will be superseded by the vote that you cast at the meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted FOR the nominees for director.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Computershare Fund Services (“CFS ”), whom we have retained to aid in the solicitation of proxies, at the following address: Proxy Tabulator, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, (ii) attending the meeting and voting in person or (iii) providing written notice to CFS. No written revocation of your proxy shall be effective, however, unless and until it is received at or before the meeting. Your attendance at the meeting without voting will not be sufficient to revoke a previous proxy authorization.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the Board’s recommendations?

The Board of Directors recommends that you vote FOR each of the four nominees for director named in this proxy statement for election as director.

What votes are required to elect directors ?

Proposal 1: To be elected, each nominee for director must receive a majority of the votes present in person or by proxy at the annual meeting, assuming a quorum is present. Withheld votes and broker non-votes will have the effect of a vote against each nominee for director.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner is deemed present for purposes of establishing a quorum for the meeting but does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

How many shares of common stock are outstanding?

As of the record date, 21.0 million shares of our common stock were issued and outstanding and entitled to vote at the meeting. However, as noted above, The Lightstone Group, LLC, our external advisor and their affiliates will abstain from voting their shares in any vote for the election of directors.

What constitutes a “quorum”?

A quorum consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the annual meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of September 30, 2025. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of the Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of the Advisor, who will receive no additional compensation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

We have also retained CFS to aid in the solicitation of proxies. We will pay CFS a fee of approximately $21,000 in addition to reimbursement of its reasonable out-of-pocket expenses. As the date of the meeting approaches, certain stockholders may receive a telephone call from a representative of CFS if their votes have not yet been received.

What should I do if I receive more than one set of meeting materials for the annual meeting?

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

●	via the Internet at www.proxy-direct.com/;

●	by telephone, by calling toll free (800) 337-3503; or

●	by mail, using the pre-addressed, postage-paid envelope provided with this Proxy Statement.

If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, or call us at (866) 792-8700. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, New Jersey 08701, or call us at (866) 792-8700. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Who can help answer my questions?

If you have any questions about the annual meeting, the election of directors, how to submit your proxy, or if you need additional copies of this proxy statement or the paper proxy card or voting instructions, you should contact us or CFS:

Lightstone Value Plus REIT I, Inc.	Proxy Tabulator
1985 Cedar Bridge Ave., Suite 1	P.O. Box 43130
Lakewood, New Jersey 08701	Providence, RI 02940-9430
(866) 792-8700
Attn: Investor Services

When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?

Any proposals by stockholders for inclusion in proxy solicitation material for the 2026 Annual meeting of stockholders must be received by our secretary, Joseph E. Teichman, at our executive offices during the period beginning on May 4, 2026, and ending at 5:00 p.m., Eastern Daylight Time, on June 3, 2026. If you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than June 3, 2026. However, if we hold the annual meeting before November 8, 2026 or after January 7, 2027, stockholders must submit proposals for inclusion in our 2026 proxy statement within a reasonable time before we begin to print our proxy materials. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Joseph Teichman. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2026 Annual Meeting.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board of Directors ultimately is responsible for directing the management of our business and affairs. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our Sponsor. The Board of Directors, including our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our bylaws provide for a Board of Directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our charter (the “Charter”) and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor, the Advisor or any of their affiliates by virtue of:

●	ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than the Company;

●	employment by the Company, the Sponsor, the Advisors or any of their affiliates;

●	service as an officer or director of the Sponsor, the Advisor or any of their affiliates, other than as a director of the Company;

●	performance of services, other than as a director of the Company;

●	service as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or

●	maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

An independent director cannot be associated with us, the Sponsor or the Advisor as set forth above either directly or indirectly. An indirect association with the Sponsor or the Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, the Sponsor, the Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from the Advisor or the Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

We currently have four directors, three of whom are independent. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

During 2024, the Board of Directors held four meetings. The entire Board of Directors was present at all of the meetings. The Board of Directors expects each director to attend annual meetings of stockholders when possible. We anticipate that all directors and nominees will attend our 2025 Annual Meeting of Stockholders.

Nominees for the Board of Directors

The Board of Directors has proposed the following nominees for election as directors, each to serve until our 2026 Annual Meeting of stockholders and until his successor is duly elected and qualifies: David W. Lichtenstein, Alan Retkinski, Howard E. Friedman and George R. Whittemore. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote FOR the election of each of the four nominees for director. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The principal occupation and certain other information about the nominees are set forth below.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David Lichtenstein	64	2004

Mr. David Lichtenstein  is the Chairman of our Board of Directors and our Chief Executive Officer, and is the Chief Executive Officer of our Advisor. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. From 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, lodging, retail and industrial properties located in 20 states, and Puerto Rico. From April 2008 to present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Officer of Lightstone Value Plus REIT II, Inc. (“Lightstone REIT II”) and Lightstone Value Plus REIT II LLC, its advisor. From October 2012 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors of Lightstone Value Plus REIT III, Inc. (“Lightstone REIT III”) and from April 2013 to the present, as the Chief Executive Officer of Lightstone REIT III and of Lightstone Value Plus REIT III LLC. From September 2014 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of Lightstone Value Plus REIT IV, (“Lightstone REIT IV”), and as Chief Executive Officer of Lightstone Real Estate Income LLC, its advisor. From October 2014 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of Lightstone Enterprises Limited (“Lightstone Enterprises”). On August 31, 2021, Mr. Lichtenstein was appointed Chairman Emeritus of the Board of Directors of Lightstone Value Plus REIT V, Inc. (“Lightstone V”) and previously served as the Chairman of the Board of Directors of Lightstone REIT V from September 2017 through August 31, 2021. Additionally, Mr. Lichtenstein is Chairman and Chief Executive Officer of the Lightstone REIT V’s advisor. From July 2015 to the present, Mr. Lichtenstein has served as a member of the Board of Directors of the New York City Economic Development Corporation. Mr. Lichtenstein is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts, Inc., and industry trade group, as well as, a member of the Board of Directors of Touro College and New York Medical College.

Mr. Lichtenstein has been selected to serve as a director due to his extensive experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
George R. Whittemore	75	2006

Mr. Whittemore is one of our independent directors and the Chairman of our Audit Committee. From April 2008 to the present, Mr. Whittemore has served as a member of the board of directors of Lightstone REIT II and is currently the Chairman of our Audit Committee. From December 2013 to present, Mr. Whittemore has served as a member of the board of directors of Lightstone REIT III and is currently the Chairman of our Audit Committee. Mr. Whittemore previously served as a Director and Chairman of the Audit Committee of Village Bank Financial Corporation in Richmond, Virginia, a publicly traded company, through May of 2023. Mr. Whittemore previously served as a Director of Condor Hospitality, Inc. in Norfolk, Nebraska, a publicly traded company, from November 1994 to March 2016. Mr. Whittemore previously served as a Director and Chairman of the Audit Committee of Prime Group Realty Trust from July 2005 until December 2012. Mr. Whittemore previously served as President and Chief Executive Officer of Condor Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as a Director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond.

Mr. Whittemore has been selected to serve as an independent director due to his extensive experience in accounting, banking, finance and real estate.

Alan Retkinski	53	2019

Mr. Retkinski is one of our independent directors. Since 2004, Mr. Retkinski has been the president of Lexington Realty International, a national multi-faceted real estate brokerage firm specializing in investment sales, retail leasing, lease preparation/negotiating and management.

Mr. Retkinski has been selected to serve as an independent director due to his extensive experience in real estate transactions.

Howard E. Friedman	59	2021

Mr. Friedman is the Founding Partner of Lanx Management LLC, a hedge “fund of funds” founded in 2001. Mr. Friedman co-founded Watermark Press, Inc. in 1989 and served as its Publisher and Chief Executive Officer until 1998 when it was sold to Cendent Corp. Mr. Friedman is a director of Sinclair Broadcast Group, Inc. (NASDAQ: SBGI), where he has served since January 2015. Mr. Friedman also serves on the Compensation Committee and as the chair of the Nominating and Corporate Governance Committee of Sinclair Broadcast Group, Inc. From 2006 to 2010, Mr. Friedman served as President and then Chairman of the Board of the American Israel Public Affairs Committee (AIPAC). From 2010 to 2012, he served as the President of the American Israel Educational Foundation, the charitable arm of AIPAC. He is the past Chair of the Board of The Associated: Jewish Community Federation of Baltimore. From 2004 to 2017, Mr. Friedman served on the advisory board of Johns Hopkins Bloomberg School of Public Health. He currently serves as the Honorary Chairman of the Board of the Union of Orthodox Jewish Congregations of America. In addition, Mr. Friedman serves on the boards of Touro College and University System, Talmudical Academy, and the Simon Wiesenthal Center.

Mr. Friedman has been selected to serve as an independent director due to his extensive skills in finance, management and investment matters.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF
THE NOMINEES TO BE ELECTED AS DIRECTORS

CORPORATE GOVERNANCE

The only standing committee of the Board of Directors is the audit committee (the “Audit Committee”). The Audit Committee consists of three members composed entirely of our independent directors. The Board of Directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act “), and the applicable SEC rules.

Interested parties may communicate matters they wish to raise with the directors by writing to our Secretary at: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Joseph Teichman. Mr. Teichman will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors.

Audit Committee

The Board of Directors established an Audit Committee in December 2014. A copy of the charter of the Audit Committee is available on our website at www.lightstonecapitalmarkets.com or in print to any stockholder who requests it c/o Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ 08701. Our Audit Committee consists of Messrs. George R. Whittemore, Alan Retkinski and Howard E. Friedman. Mr. Whittemore is the chairman of our audit committee.

The Audit Committee, in performing its duties, monitors:

●	our financial reporting process;

●	the integrity of our financial statements;

●	compliance with legal and regulatory requirements;

●	the independence and qualifications of our independent and internal auditors, as applicable; and

●	the performance of our independent and internal auditors, as applicable.

Each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act and within the meaning of the New York Stock Exchange (“NYSE”) listing standards. In addition, the Board of Directors has determined that Mr. Whittemore is qualified as “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee may serve as a member of the audit committee of more than two other public companies.

During 2024, the Audit Committee held four meetings. Each of the Audit Committee members attended all of the meetings held by the Audit Committee, while he was a member of the Audit Committee, either in person or by telephone. The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2024 is discussed below under the heading “Audit Committee Report.”

Nominating the Board of Directors

The Board of Directors does not have a standing nominating committee for the purpose of nominating individuals to serve as directors. All members of our Board of Directors participate in the consideration of director nominees. The primary functions of the members of the Board of Directors relating to the consideration of director nominees is to identify individuals qualified to serve on the Board of Directors. We have not adopted a specific policy regarding the consideration of director nominees recommended to us by stockholders.

In determining the composition of the Board of Directors, our goals are to assemble a board that, as a whole, possesses the appropriate balance of professional and real estate industry knowledge, financial expertise and high-level management experience to bring a diverse set of skills and experiences to the board as a whole to oversee our business. The Board of Directors believes that diversity is an important attribute of the members of our Board of Directors and that the members should represent an array of backgrounds. To that end, our Board of Directors includes directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the board. The brief biographies in “Proposal One” include information, as of the date of this proxy, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the board to believe that the director should serve on the board.

The Board of Directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. The Board of Directors gives consideration to the members of the Board of Directors having a diverse mix of background and skills. This review also includes the candidate’s ability to attend regular board meetings and to devote a sufficient amount of time and effort in preparation for such meetings.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Code of Ethics is available, free of charge, on our website at www.lightstonecapitalmarkets.com. You may also obtain a copy of the Code of Ethics by writing to: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Joseph Teichman. A waiver of the Code of Ethics for our Chief Executive Officer may be made only by the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other directors, officers and employees may be made only by our Chief Executive Officer or General Counsel, and shall be discussed with the Board of Directors as appropriate.

Board Leadership Structure

As noted above, our Board of Directors currently is comprised of three independent and one affiliated directors. Mr. Lichtenstein has served as Chairman of the Board of Directors since 2004 and serves as our Chief Executive Officer. Mr. Whittemore serves as the “presiding director” at any executive sessions of the independent directors, as defined under the rules of the NYSE. The Board of Directors believes that this provides an effective leadership model for the Company.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our investors and other stakeholders that the Company is under strong leadership, coordinated closely between Mr. Lichtenstein, who has over 20 years of real estate industry experience, and Mr. Whittemore, who has served various public and private entities as a key executive and officer over the past 20 years. In our judgment, the Company, like many U.S. companies, has been well-served by this leadership structure.

Board Role in Risk Oversight

Our Board of Directors is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for discussing guidelines and policies governing the process by which our senior management and our relevant departments assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Our Charter and bylaws provide for a Board of Directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, our Sponsor or our Advisor or any of their affiliates by virtue of:

●	ownership of an interest in our Sponsor, our Advisor or any of their affiliates, other than the Company;

●	employment by the Company, our Sponsor, our Advisor or any of their affiliates;

●	service as an officer or director of our Sponsor, our Advisor or any of their affiliates, other than as a director of the Company;

●	performance of services, other than as a director of the Company;

●	service as a director of more than three real estate investment trusts organized or controlled by our Sponsor or advised by our Advisor; or

●	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

An independent director cannot be associated with us, our Sponsor or our Advisor as set forth above either directly or indirectly. An indirect association with our Sponsor or our Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, our Sponsor, our Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or our Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that George R. Whittemore, Alan Retkinski and Howard E. Friedman have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of the NYSE’s director independence standards and Audit Committee independence standards, as currently in effect.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Our Directors

We have no standing compensation committee. Our entire Board of Directors determines matters relating to director and officer compensation. Our Board of Directors designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our Board of Directors requires broad expertise in the fields of real estate and real estate investment.

We pay our independent directors an annual fee of $40,000 (payable in quarterly installments) and are responsible for reimbursement of their out-of-pocket expenses, as incurred. We also pay our audit committee chair an additional aggregate annual fee of $10,000 (payable in quarterly installments).

Compensation of Our Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are all employees of our Advisor and are compensated by our Advisor. As a result, our Board of Directors has determined that it is not necessary to establish a compensation committee. In addition, we do not have, and the Board of Directors has not considered, a compensation policy or program for our executive officers, and we have not included a “Compensation Discussion and Analysis” in this proxy statement. See “Certain Relationships and Related Party Transactions” below for a discussion of the fees paid to and services provided by our Advisor and Property Managers.

Compensation Committee Interlocks and Insider Participation

The Board of Directors in its entirety performs the duties typically delegated to a compensation committee. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain information as of September 15, 2025 concerning each of our directors and officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
David Lichtenstein	64	Chief Executive Officer and Chairman of the Board of Directors	2004
George R. Whittemore	75	Director	2006
Alan Retkinski	53	Director	2019
Howard E. Friedman	59	Director	2021
Mitchell Hochberg	73	President and Chief Operating Officer	N/A
Joseph Teichman	52	General Counsel	N/A
Seth Molod	61	Chief Financial Officer and Treasurer	N/A

David Lichtenstein — for biographical information about Mr. Lichtenstein, see “Nominees for the Board of Directors.”

George R. Whittemore — for biographical information about Mr. Whittemore, see “Nominees for the Board of Directors.”

Alan Retkinski — for biographical information about Mr. Retkinski, see “Nominees for the Board of Directors.”

Howard E. Friedman — for biographical information about Mr. Friedman, see “Nominees for the Board of Directors.”

Mitchell Hochberg is our President and Chief Operating Officer and has also served as President and Chief Operating Officer of Lightstone REIT II since December 2013. Mr. Hochberg also serves as the President and Chief Operating Officer of our sponsor. From April 2013 to the present, Mr. Hochberg has served as President and Chief Operating Officer of Lightstone REIT III and its advisor. From September 2014 to the present, Mr. Hochberg has served as President and Chief Operating Officer of Lightstone REIT IV and its advisor. From October 2014 to the present, Mr. Hochberg has served as President of Lightstone Enterprises. Mr. Hochberg was appointed Chief Executive Officer of Behringer Harvard Opportunity REIT I, Inc. (“BH OPP I”) and Lightstone REIT V effective as of September 28, 2017, and on August 31, 2021, was appointed Chairman of the board of directors of Lightstone REIT V. Prior to joining The Lightstone Group in August 2012, Mr. Hochberg served as principal of Madden Real Estate Ventures, a real estate investment, development and advisory firm specializing in hospitality and residential projects from 2007 to August 2012 when it combined with our sponsor. Mr. Hochberg held the position of President and Chief Operating Officer of Ian Schrager Company, a developer and manager of innovative luxury hotels and residential projects in the United States from early 2006 to early 2007 and prior to that Mr. Hochberg founded Spectrum Communities, a developer of luxury residential neighborhoods in the Northeast in 1985 where for 20 years he served as its President and Chief Executive Officer. Mr. Hochberg served on the board of directors of Belmond Ltd from 2009 to April 2019. Additionally, through October 2014 Mr. Hochberg served on the board of directors and as Chairman of the board of directors of Orleans Homebuilders, Inc. Mr. Hochberg received his law degree from Columbia University School of Law where he was a Harlan Fiske Stone Scholar and graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

Joseph E. Teichman is our General Counsel and also serves as General Counsel of Lightstone REIT II, Lightstone REIT III and Lightstone REIT IV and their respective advisors. Mr. Teichman also serves as Executive Vice President and General Counsel of our Advisor and Sponsor. From October 2014 to the present, Mr. Teichman has served as Secretary and a Director of Lightstone Enterprises. Prior to joining us in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned his J.D. from the University of Pennsylvania Law School in May 2001. Mr. Teichman earned a B.A. from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey. Mr. Teichman is also a member of the board of directors of Yeshiva Orchos Chaim, Lakewood, NJ and was appointed to the Ocean County College Board of Trustees in February 2016.

Seth Molod is our Chief Financial Officer and Treasurer and also serves as Chief Financial Officer and Treasurer of Lightstone REIT II, Lightstone REIT III, Lightstone REIT IV and Lightstone REIT V. Mr. Molod also serves as the Executive Vice President and Chief Financial Officer of our Sponsor and as the Chief Financial Officer of our Advisor and the advisors of Lightstone REIT II, Lightstone REIT III, Lightstone REIT IV and Lightstone REIT V. Prior to joining the Lightstone Group in August of 2018, Mr. Molod served as an Audit Partner, Chair of Real Estate Services and on the Executive Committee of Berdon LLP, a full service accounting, tax, financial and management advisory firm (“Berdon”). Mr. Molod joined Berdon in 1989. He has extensive experience advising some of the nation’s most prominent real estate owners, developers, managers, and investors in both commercial and residential projects. Mr. Molod has worked with many privately held real estate companies as well as institutional investors, REITs, and other public companies. Mr. Molod is a licensed certified public accountant in New Jersey and New York and a member of the American Institute of Certified Public Accountants. Mr. Molod holds a Bachelor of Business Administration degree in Accounting from Muhlenberg College.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table presents certain information as of September 15, 2025 concerning:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

●	each of our directors and executive officers serving in such capacity; and

●	all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock of the Company	Percent of All Common Shares of the Company
David Lichtenstein (2)	20,000	0.09%
George R. Whittemore	—	—
Alan Retkinski	—	—
Howard E. Friedman	—	—
Mitchell Hochberg	—	—
Seth Molod	—	—
Joseph Teichman	—	—
Our directors and officers as a group (7 persons)	20,000	0.09%

(1)	The business address of each individual listed in the table is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701.
(2)	Includes 20,000 shares owned by our Advisor. Our Advisor is majority owned by David Lichtenstein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of our Common Stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our Common Stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2024, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of the outstanding shares of our Common Stock complied with these filing requirements in 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Our advisor is Lightstone Value Plus REIT, LLC (the “Advisor”), which is majority owned by David Lichtenstein. On July 6, 2004, the Advisor contributed $2,000 to Lightstone Value Plus REIT, L.P. (the “Operating Partnership”) in exchange for 200 limited partner common units (“Common Units”) in the Operating Partnership. Our Advisor also owns 20,000 shares of our common stock (“Common Shares”) which were issued on July 6, 2004 for $200,000, or $10.00 per share. Mr. Lichtenstein also is the majority owner of the equity interests of The Lightstone Group, LLC. The Lightstone Group, LLC served as the sponsor (the ‘‘Sponsor’’) during our initial public offering (the “Offering”), which terminated on October 10, 2008. Our Advisor, pursuant to the terms of an advisory agreement, together with our board of directors (the “Board of Directors”), is primarily responsible for making investment decisions on our behalf and managing our day-to-day operations. Through his ownership and control of The Lightstone Group, LLC, Mr. Lichtenstein is the indirect owner and manager of Lightstone SLP, LLC, a Delaware limited liability company, which owns an aggregate of $30.0 million of special general partner interests (“SLP Units”) in the Operating Partnership which were purchased, at a cost of $100,000 per unit, in connection with our Offering. Mr. Lichtenstein also acts as our Chairman and Chief Executive Officer. As a result, he exerts influence over but does not control the Lightstone REIT I or the Operating Partnership.

On April 22, 2005, we entered into various agreements with our Advisor and its affiliates to pay certain fees and reimburse certain expenses, as described below, in exchange for services performed and costs incurred by these and other affiliated entities. As the indirect owner of those entities, Mr. Lichtenstein benefits from fees and other compensation that they receive pursuant to these agreements.

Property Managers

Our property managers manage certain of the properties we have acquired and may manage additional properties we acquire. We also use other unaffiliated third-party property managers, principally for the management of our hotel.

We have agreed to pay our property managers a monthly management fee of up to 5% of the gross revenues from our multifamily residential and commercial retail properties. In addition, we may pay our property managers a separate fee for (i) the development of, (ii) the one-time initial rent-up or (iii) leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Our Property Manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services. During both the years ended December 31, 2024 and 2023, we incurred property management fees of $0.3 million.

Advisor

We have agreed to pay our Advisor an acquisition fee equal to 2.75% of the gross contractual purchase price (including any mortgage indebtedness assumed) of each property we purchase and reimburse our Advisor for expenses that it incurs in connection with the purchase of a property. We anticipate that acquisition expenses will typically be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contractual purchase price of a property. The Advisor is also paid an advisor asset management fee of 0.55% of our average invested assets and we reimburse some expenses of the Advisor. Additionally, development fees and the reimbursement of development-related costs that we pay to our Advisor and its affiliates are capitalized and are included in the carrying value of the associated development project. During the first quarter of 2024, the Advisor agreed to allow us to temporarily defer the payment of asset management fees. As of June 30, 2025 and December 31, 2024, we owed the Advisor and its affiliated entities $3.7 million and $3.0 million, respectively.

We have recorded the following amounts related to the Advisor for the years indicated:

in thousands:	For the Year Ended
	December 31, 2024	December 31, 2023

Asset management fees (general and administrative costs)	$1,998	$2,013
Development fees and cost reimbursement (1)	64	832
Total	$2,062	$2,845

Notes:

(1)	Development fees and the reimbursement of development-related costs that we pay to the Advisor and its affiliates are capitalized and are included in the carrying value of the associated development project which are generally classified as development projects on the consolidated balance sheets until construction is substantially completed unless the associated development project meets the criteria to be classified as held for sale. Once construction is substantially completed these amounts are recorded as property operating expenses.

Sponsor

On April 22, 2005, the Operating Partnership entered into an agreement with Lightstone SLP, LLC pursuant to which the Operating Partnership has issued special general partner interests to Lightstone SLP, LLC in an amount equal to all expenses, dealer manager fees and selling commissions that we incurred in connection with our organization and the Offering. Through December 31, 2022, Lightstone SLP, LLC had contributed $30.0 million to the Operating Partnership in exchange for special general partner interests. As the sole member of our Sponsor, which wholly owns Lightstone SLP, LLC, Mr. Lichtenstein is the indirect, beneficial owner of such special general partner interests and will thus receive an indirect benefit from any distributions made in respect thereof.

These special general partner interests entitle Lightstone SLP, LLC to a portion of any regular and liquidation distributions that we make to stockholders, but only after stockholders have received a stated preferred return. Although the actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time, distributions to Lightstone SLP, LLC, as holder of the special general partner interests, could be substantial.

Acquisitions and Investments in Entities Affiliated with Sponsor

Noncontrolling Interest of Subsidiaries within the Operating Partnership

PRO

During 2009, the Operating Partnership acquired certain membership interests in Prime Outlets Acquisition Company (“POAC”) and Mill Run, LLC (“Mill Run”), which were subsequently contributed to Pro-DFJV Holdings LLC (“PRO”) in exchange for a 99.99% managing membership interest in PRO. In addition, we contributed $3 for a 0.01% non-managing membership interest in PRO. Because the Operating Partnership was the managing member with control, PRO was consolidated into our results and financial position. In connection with the acquisitions of the membership interests in POAC and Mill Run, the Advisor accepted a 19.17% profit membership interest in PRO in lieu of an acquisition fee and assigned its rights to receive distributions to the Sponsor, who assigned the same to David Lichtenstein. Distributions were split between the three members in proportion to their respective profit interests. PRO subsequently disposed of all of its membership interests in POAC and Mill Run in August 2010 and through its liquidation on December 26, 2024, its holdings primarily consisted of Simon OP Units.

On September 19, 2018, the Sponsor transferred 9.14% of its profit membership interest in PRO to the Operating Partnership. As of December 31, 2023, the Sponsor had a 10.03% profit membership interest in PRO, which was accounted for as a noncontrolling interest.

On December 26, 2024, PRO was liquidated through a non-cash distribution of its remaining holdings, which consisted of 89,695 Simon OP Units, to its members. The Sponsor received 8,996 Simon OP Units and we, through Marco III LP Units, LLC, a wholly owned subsidiary of the Operating Partnership, received 80,699 Simon OP Units. As a result of this distribution, PRO was liquidated. The Simon OP units were marked to market through the date of the distribution and the non-cash distribution to the Sponsor was then accounted for as a distribution to the noncontrolling interest at fair value. We used the closing price of Simon Stock of $173.80 per share as of December 26, 2024, to estimate the fair value of the non-cash distribution of $1.6 million to the noncontrolling interest. The difference between the non-cash distribution amount of $1.6 million and the carrying value of the Sponsor’s remaining equity interest in PRO as of the date of distribution of $1.4 million, was recorded as a decrease of $0.2 million to our additional paid in capital.

Our net earnings allocated to noncontrolling interests in our consolidated statements of operations includes the interest in PRO held by our Sponsor through PRO’s date of liquidation on December 26, 2024.

Second Street Joint Venture

In August 2011, the Operating Partnership and the Sponsor and other related parties formed the 2nd Street Joint Venture, which owns Gantry Park Landing. The Operating Partnership has a 59.2% membership interest in the 2nd Street Joint Venture (the “2nd Street JV Interest”). The 2nd Street JV Interest is a managing membership interest. The Sponsor and other related parties have an aggregate 40.8% non-managing membership interest with certain consent rights with respect to major decisions. Contributions are allocated in accordance with each investor’s ownership percentage. Profit, cash contributions and cash distributions are allocated in accordance with each investor’s ownership percentage.  As the Operating Partnership through the 2nd Street Joint Venture Interest has the power to direct the activities of the 2nd Street Joint Venture that most significantly impact the performance, we consolidate the operating results and financial condition of the 2nd Street Joint Venture and account for the ownership interests of the Sponsor and other related parties as noncontrolling interests.

The Hotel Joint Venture

During 2015, we formed the Hotel Joint Venture with Lightstone REIT II, a related party REIT also sponsored by the Sponsor. We have a 2.5% membership interest in the Hotel Joint Venture and Lightstone REIT II holds the remaining 97.5% membership interest. The Hotel Joint Venture holds ownership interests in the Hotel JV Portfolio, a portfolio of five limited-service hotels, as of December 31, 2024. Previously, the Hotel Joint Venture held ownership interests in seven hotels but sold two of them during July 2023. During July 2023, we received a distribution of $0.5 million from the Hotel Joint Venture for its respective share of the net proceeds from the sale of the aforementioned two limited-service hotels.

We account for our 2.5% membership interest in the Hotel Joint Venture using a measurement alternative pursuant to which the investment is measured at cost, adjusted for observable price changes and impairments, if any, and as of December 31, 2024 and 2023, the carrying value of the investment was $0.4 million and $0.5 million, respectively, which is included in investment in related party on the consolidated balance sheets.

Santa Monica Project

We have a 50% joint venture ownership interest in the Santa Monica Joint Venture, which is between us and an affiliate of the Sponsor, a related party. We consolidate the Santa Monica Joint Venture and account for the other member’s ownership interest as a noncontrolling interest in our consolidated financial statements.

In March 2022, the Santa Monica Joint Venture originated a promissory note in the initial amount of $49.0 million to an unrelated third-party borrower, which was collateralized by two development projects located in Santa Monica, California, including the Santa Monica Project, a proposed multifamily residential property on various land projects. During the first quarter of 2023, construction of the other development project was substantially completed and it was released from the underlying collateral pool in exchange of a principal paydown of $14.0 million on the promissory note reducing its outstanding balance to $35.0 million.

During the second quarter of 2023 the borrower experienced financial difficulties and discontinued making debt service payments on the promissory note, which subsequently matured on August 31, 2023. On December 29, 2023, ownership of the Santa Monica Project was transferred to the Santa Monica Joint Venture via a deed in lieu of foreclosure transaction.

Impairment Charge

Subsequent to obtaining ownership of the Santa Monica Project, the Santa Monica Joint Venture continued certain pre-development activities, which had already been started by the former owner. However, during the third quarter of 2024, the Santa Monica Joint Venture decided it would no longer pursue the development of the Santa Monica Project, but rather pursue various other strategies with respect to it, including a potential sale or the transfer of ownership to the lender, which had provided a non-recourse mortgage loan (the “Santa Monica Loan”), collateralized by the Santa Monica Project. As a result of this change in strategy, the Santa Monica Joint Venture determined its carrying value of the Santa Monica Project was no longer fully recoverable and therefore, recorded a non-cash impairment charge of $17.7 million (which was included in impairment charges on our consolidated statement of operations) during the third quarter of 2024, to reduce the carrying value of the Santa Monica Project to its then estimated fair value of $19.0 million. In estimating the fair value of the Santa Monica Project, the Santa Monica Joint Venture used the value provided by an independent, third-party commercial real estate advisory and services firm.

On October 15, 2024 the Santa Monica Loan matured and it was not repaid, which constitutes an event of default and therefore, the loan became due on demand. On October 30, 2024, the lender issued a formal notice of default and on October 31, 2024, the Santa Monica Joint Venture notified the lender of its intent to transfer ownership of the underlying collateral, the Santa Monica Project, to the lender via a deed-in-lieu of foreclosure transaction, pursuant to the terms of the loan agreement. Subsequently on June 18, 2025, the Santa Monica Joint Venture completed the transfer of its ownership of the Santa Monica Project to the lender via a deed-in-lieu of foreclosure transaction.

The aggregate carrying value of the assets transferred and the liabilities extinguished in connection with the transfer of ownership of the Santa Monica Project to the lender were approximately $19.0 million and $21.3 million, respectively. Additionally, in connection with the transfer of ownership of the Santa Monica Project, the Santa Monica Joint Venture incurred $0.4 million of closing costs. As a result of the transfer of ownership of the Santa Monica Project to the lender and the extinguishment of certain of its liabilities, consisting of the Santa Monica Loan of $19.5 million plus its accrued but unpaid interest of $1.8 million, the Santa Monica Joint Venture recognized a gain on debt extinguishment of $1.9 million during the second quarter of 2025.

As of December 31, 2024, the carrying value of the Santa Monica Project was $19.0 million.

The Columbus Joint Venture

On November 29, 2022, we, along with Converge, a majority owned subsidiary of Converge Holdings LLC, a reinsurance business owned by the Sponsor, and the BVI member, a wholly owned subsidiary of BVI, a real estate investment company owned by the Sponsor, entered into a joint venture agreement to form the Columbus Joint Venture for the purpose of acquiring the Columbus Properties, a portfolio of nine multifamily residential properties consisting of 2,564 units located in the Columbus, Ohio metropolitan area, for a contractual purchase price of $465.0 million. We have a 19% joint venture ownership interest in the Columbus Joint Venture. Converge and the BVI Member, which are both related parties, have joint venture ownership interests of 19% and 62%, respectively. Additionally, the manager of the Columbus Joint Venture is LEL Bronx Manager LLC, an entity wholly owned by BVI.

On November 29, 2022, the Columbus Joint Venture completed the purchase of the Columbus Properties. The acquisition was funded with $74.3 million of cash and $390.7 million of aggregate proceeds from preferred investments from unrelated third-parties and loans from two financial institutions. In connection with the acquisition and financings, the total cash paid, including closing costs, was $92.3 million and we paid $17.5 million representing our 19% pro rata share. In connection with the acquisition, we also paid the Advisor a separate acquisition fee of $2.4 million, equal to 2.75% of our pro-rata share of the contractual purchase price which is reflected in the carrying value of our investment in unconsolidated affiliated entity on the consolidated balance sheets. During the year ended December 31, 2024 and 2023, we made $1.5 million and $2.0 million, respectively, of additional capital contributions to the Columbus Joint Venture.

We determined that the Columbus Joint Venture is a VIE but we are not the primary beneficiary. We account for our ownership interest in the Columbus Joint Venture in accordance with the equity method of accounting because we exert significant influence over but do not control the Columbus Joint Venture. All capital contributions and distributions of earnings from the Columbus Joint Venture are made on a pro rata basis in proportion to each member’s equity interest percentage. Any distributions in excess of earnings from the Columbus Joint Venture are made to the members pursuant to the terms of the Columbus Joint Venture’s operating agreement. We commenced recording its allocated portion of profit/loss and cash distributions beginning as of November 29, 2022 with respect to its membership interest of 19% in the Columbus Joint Venture.

In connection with the purchase of the Columbus Properties on November 29, 2022, the Columbus Joint Venture obtained senior loans from two different financial institutions. The first financial institution provided four separate senior mortgage loans, all to subsidiaries of the Columbus Joint Venture, aggregating $133.6 million. These four loans bear interest at SOFR + 2.19%, provide for interest-only payments for the first six years of their term and mature in December 2032. Each of these four senior mortgage loans is individually collateralized by one of the Columbus Properties (collectively, the “Columbus Portfolio I Properties”). The second financial institution provided five separate senior loans, all to subsidiaries of the Columbus Joint Venture, aggregating $167.2 million. These five senior loans bear interest at 4.85%, provide for interest-only payments for the first two years of their term and initially mature in December 2027, but may be further extended for an additional five years, subject to satisfaction of certain conditions. Each of these five senior mortgage loans is individually collateralized by one of the Columbus Properties (collectively, the “Columbus Portfolio II Properties”).

Additionally, in connection with the purchase of the Columbus Properties on November 29, 2022, the Columbus Joint Venture obtained an aggregate of $90.0 million in financing through two preferred investments (the “Columbus Preferred Investments”) from unrelated third parties. The first preferred investment of $38.6 million is collateralized by the Columbus Portfolio I Properties, bears interest at 11.25%, with a minimum monthly pay rate of 4.00% with any shortfall accrued to principal and has a mandatory redemption date of December 1, 2032. The second preferred investment of $51.4 million is collateralized by the Columbus Portfolio II Properties, bears interest at 11.25%, with a minimum monthly pay rate of 4.00% with any shortfall accrued to principal, and has a mandatory redemption date of December 1, 2027. As of December 31, 2024, the aggregate unpaid interest included in the outstanding balance of the Columbus Preferred Investments was $10.9 million. Furthermore, the Columbus Preferred Investments are subordinate to the nine senior mortgage loans.

Because the Columbus Preferred Investments have mandatory redemption dates, the Columbus Joint Venture treats them as financial liabilities and includes them in mortgages and loans payable on its condensed balance sheets. The Sponsor (the “Guarantor”) has fully guaranteed the nine senior mortgage loans and the Columbus Preferred Investments (the “Debt Guarantee”). Each of the members of the Columbus Joint Venture have agreed to reimburse the Guarantor for their pro rata share of any balance that becomes due under the Debt Guarantee, of which our share is up to 19%. We determined that the fair value of the Debt Guarantee is immaterial.

 Review, Approval, or Ratification of Transactions with Related Persons

Our Charter generally requires that any transactions between us and our Sponsor, our Advisor, our directors, or their affiliates must be approved by a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction. In addition, our Board of Directors has adopted a policy relating to the review, approval and ratification of transactions with related persons. This policy applies to any transaction, the amount of which exceeds $120,000, between us and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of our voting securities. Any such related person transaction is subject to approval by the Board of Directors. The Board of Directors will decide whether or not to approve a related party transaction and will generally approve only those transactions that do not create a conflict of interest. The Board of Directors (including a majority of the Independent Directors) has approved the transactions disclosed in this section titled “Certain Relationships and Related Party Transactions.”

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP audited our financial statements for the years ended December 31, 2024 and 2023. EisnerAmper LLP reports directly to our Audit Committee. The Audit Committee reviewed the audit and nonaudit services performed by EisnerAmper LLP, as well as the fees charged by EisnerAmper LLP for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of EisnerAmper LLP.

One or more representatives of EisnerAmper LLP have been invited and are expected to be present at the 2025 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed to the Company for the years ended December 31, 2024 and 2023 by the Company’s principal accounting firm:

($’s in thousands)

	2024	2023
Audit Fees(a)	$324	$316
Tax Fees (b)	163	165
Total Fees	$487	$481

(a)	Fees for audit services consisted of the audit of the Company’s annual consolidated financial statements and interim reviews, including services normally provided in connection with statutory and regulatory filings including registration statement consents.
(b)	Fees for tax services.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the independent registered public accounting firm in advance of the services being performed. In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services rendered by EisnerAmper LLP for the years ended December 31, 2024 and 2023 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Lightstone Value Plus REIT I, Inc.:

We have reviewed and discussed with management Lightstone Value Plus REIT I, Inc.’s audited financial statements as of and for the year ended December 31, 2024.

We have discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in Lightstone Value Plus REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee

George R. Whittemore
Alan Retkinski

Howard E. Friedman

INDEPENDENT DIRECTORS’ REPORT

To the Stockholders of Lightstone Value Plus REIT I, Inc.:

We have reviewed the Company’s policies and determined that they are in the best interest of the Company’s stockholders. Set forth below is a discussion of the basis for that determination.

General

The Company’s primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. The Company intends to achieve this goal primarily through acquisitions and development of real estate properties and other real estate-related investments.

The Company, to date, has acquired and developed residential and commercial properties principally, all of which are located in the United States and made real estate-related investments. The Company’s acquisitions have included both portfolios and individual properties. The Company current operating properties consist of one retail outlet shopping center and one multifamily residential apartment building. The Company also has acquired various parcels of land and air rights related to the development and construction of real estate properties. Additionally, the Company has made certain preferred equity investments in related parties and originated notes receivables through joint venture arrangements.

The following is descriptive of the Company’s:

Acquisition and investment policies:

●	Reflecting a flexible operating style, the Company’s portfolio is likely to be diverse and include properties of different types (such as retail, lodging, office, industrial and residential properties); both passive and active investments; real estate-related investments (such as preferred equity investments) and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.

●	The Company may invest in properties that are not sold through conventional marketing and auction processes. The Company’s investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.

●	The Company may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.

●	The Company may place major emphasis on a bargain element in its purchases, and often on the individual circumstances and motivations of the sellers. The Company will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.

●	The Company intends to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

Financing Policies

The Company utilizes leverage to acquire and develop properties. The number of different properties the Company acquires and develops is affected by numerous factors, including, the amount of funds available to us. When interest rates on loans are high or financing is otherwise unavailable on terms that are satisfactory to the Company, the Company may purchase or develop certain properties for cash with the intention of obtaining a loan for a portion of the purchase price or development costs at a later time. There is no limitation on the amount the Company may invest in any single property or on the amount the Company can borrow for any property.

The Company currently intends to limit its aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to the Company’s stockholders. The Company may also incur short-term indebtedness, having a maturity of two years or less. By operating on a leveraged basis, the Company may have more funds available for investment in properties. This may allow the Company to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company’s liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, the Company’s use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that the Company does not obtain loans on the Company’s properties, the Company’s ability to acquire or develop additional properties may be restricted. The Company will endeavor to obtain financing on the most favorable terms available.

Policy on Sale or Disposition of Properties

The Company’s Board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving its principal investment objectives.

The Company may, sell properties at any time and if so, may invest the proceeds from any sale, financing, refinancing or other disposition of its properties into acquiring or developing additional properties. Alternatively, the Company may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The Company may choose to reinvest the proceeds from the sale, financing and refinancing of its properties to increase its real estate assets and its net income. Notwithstanding this policy, the Board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company’s properties to the Company’s stockholders. In determining whether to distribute these proceeds to stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the applicable requirements under federal income tax laws.

When the Company sells a property, it intends to obtain an all-cash sale price. However, the Company may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on the Company’s ability to take such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If the Company receives notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, the Company will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Independent Directors

George R. Whittemore
Alan Retkinski

Howard E. Friedman

OTHER MATTERS PRESENTED FOR ACTION
AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors does not intend to present for consideration at the 2025 Annual Meeting of stockholders any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2026 Annual Meeting of stockholders, the proposal must be received at our principal executive offices no later than June 3, 2026.

Stockholder Proposals and Nominations for Directors to Be Presented at Meeting

Any proposals by stockholders for inclusion in proxy solicitation material for the 2026 Annual meeting of stockholders must be received by our secretary, Joseph Teichman, at our principal executive offices located at 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701 Attention: Secretary, no later than June 3, 2026 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. However, if we hold the 2026 Annual meeting before November 8, 2026 or after January 7, 2027, stockholders must submit proposals for inclusion in our 2026 proxy statement within a reasonable time before we begin to print our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

If a stockholder wishes to present a proposal at the 2026 Annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, our bylaws require advance written notice to our secretary no earlier than May 4, 2026 and no later than 5:00 p.m., Eastern Time, on June 3, 2026. However, if we hold the 2026 Annual meeting before November 7, 2026 or after January 7, 2027, written notice of a stockholder proposal must be delivered not earlier than the 150th day before the date of the 2026 Annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day before the date of the 2026 Annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 Annual meeting is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Our secretary will provide a copy of bylaws upon written request and without charge.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to untimely proposals.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Lightstone Value Plus REIT I, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Joseph Teichman (telephone: (866) 792-8700).

By Order of the Board of Directors,

Joseph Teichman
General Counsel and Secretary

Lakewood, New Jersey
October 1, 2025

EASY VOTING OPTIONS: AUTHORIZE A PROXY ON THE INTERNET SCAN the QR code or visit www.proxy - direct.com to vote your shares LIGHTSTONE VALUE PLUS REIT I, INC. PO Box 43131 Providence, RI 02940 - 3131 Please detach at perforation before mailing. PROXY LIGHTSTONE VALUE PLUS REIT I, INC. Proxy Solicited on Behalf of the Board of Directors The undersigned stockholder of Lightstone Value Plus REIT I, Inc . , a Maryland corporation (the “Company”), revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Mitchell Hochberg, Joseph Teichman and Seth Molod, or any of them individually, as proxy, with full powers of substitution, to attend the Annual Meeting of Stockholders of the Company, to be held at 299 Park Avenue, New York, New York 10171 at 9 : 30 a . m . Eastern Standard Time on December 8 , 2025 and any adjournment or postponement thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting . The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side . IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR . The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof . The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting, the terms of which are incorporated by reference . AUTHORIZE A PROXY VIA THE INTERNET: www.proxy - direct.com AUTHORIZE A PROXY VIA TELEPHONE: 1 - 800 - 337 - 3503 REIT1_34797_092325 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code AUTHORIZE A PROXY WITH A LIVE AGENT Call 1 - 866 - 989 - 9313 with any questions. Specialists can assist with voting. Available Monday - Friday from 9 a.m. – 11 p.m. and Saturday 12 p.m. – 6 p.m. ET AUTHORIZE A PROXY BY PHONE Call 1 - 800 - 337 - 3503 Follow the recorded instructions available 24 hours AUTHORIZE A PROXY BY MAIL Vote, sign and date this Proxy Card and return in the enclosed postage paid business reply envelope VOTE IN PERSON Attend Stockholder Meeting 299 Park Avenue New York, NY 10171 on December 8, 2025

FOR WITHHOLD FOR ALL ALL ALL EXCEPT Ŀ Ŀ Ŀ EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Lightstone Stockholder Meeting to Be Held on December 8, 2025. The Proxy Statement for this meeting is available at: https://www.proxy - direct.com/lig - 34797 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1. 1. To elect four individuals to serve on the Board of Directors until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify. 01. David W. Lichtenstein 02. Alan Retkinski 03. Howard E. Friedman 04. George R. Whittemore INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided. Conduct such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. B Authorized Signatures ─ This section must be completed for your vote to be counted ─ Sign and Date Below Note : Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature . Date (mm/dd/yyyy) ─ Please print date below Signature 1 ─ Please keep signature within the box Signature 2 ─ Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx REI1 34797 xxxxxxxx / /